Exhibit 99.1

April 25, 2017

Flexion Therapeutics Announces Proposed Convertible Senior Notes Offering

BURLINGTON, Mass., April 25, 2017 (GLOBE NEWSWIRE) — Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced its intention to offer, subject to market and other conditions, $125 million principal amount of convertible senior notes due 2024 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Flexion expects to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of Notes, solely to cover over-allotments. There can be no assurance as to whether or when the Notes offering may be completed, or as to the actual size or terms of the Notes offering.

The Notes will be general unsecured obligations of Flexion and will accrue interest payable semiannually in arrears. The Notes will be convertible, at the option of the holders in certain circumstances and during certain periods, into cash, shares of Flexion’s common stock, or a combination of cash and shares of Flexion’s common stock, at Flexion’s election. The interest rate, initial conversion rate, initial effective conversion price and other terms of the Notes will be determined at the time of pricing of the Notes offering.

Flexion intends to use the net proceeds from the Notes offering for the commercialization and manufacture of ZilrettaTM (also known as FX006), if approved, product pipeline development, as well as working capital and general corporate purposes. Flexion may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets.

The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor any shares of Flexion common stock issuable upon conversion of the Notes have been or will be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only pursuant to Rule 144A under the Securities Act, including by means of a confidential offering memorandum.

About Flexion Therapeutics

Flexion is a specialty pharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis (“OA”). Flexion’s lead product candidate, Zilretta, is being investigated for its potential to provide improved analgesic therapy for the millions of U.S. patients who receive intra-articular injections for knee OA annually.

Forward-Looking Statements

This press release contains “forward-looking” statements, including all statements related to the anticipated timing, terms and use of proceeds of the proposed offering of the Notes. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “intends,” “expects,” “proposed,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Flexion’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include risks and uncertainties associated with market conditions, whether Flexion will offer the Notes or be able to consummate the proposed Notes offering at the anticipated size or on the anticipated terms, or at all, the satisfaction of closing conditions related to the proposed Notes offering, and risks related to the application of the net proceeds, if any, from the proposed Notes offering. Flexion may continue to need additional funding and may be unable to raise capital when needed, which could force Flexion to delay, reduce or eliminate its product development programs and/or commercialization efforts. These and other risk factors related to Flexion and its business are discussed under the heading “Risk Factors” in Flexion’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2017. These forward-looking statements are based upon Flexion’s current expectations. Flexion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Flexion’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, other than as may be required under applicable law.

Corporate Contact:

Scott Young

Sr. Director, Corporate Communications & Investor Relations

Flexion Therapeutics, Inc.

T: 781-305-7194

syoung@flexiontherapeutics.com

Media Contact:

Danielle Lewis

Lazar Partners

T: 212-867-1768

flexionpr@lazarpartners.com

Investor Contact:

David Carey

Lazar Partners

T: 212-867-1768

dcarey@lazarpartners.com